UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-16587	55-0672148
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)

300 North Main Street
                              Moorefield, WV                             26836
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code
(304) 530-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02  Results of Operations and Financial Condition.

On October 30, 2013, Summit Financial Group, Inc. (“Summit”) issued a News Release announcing its earnings for the three months and nine months ended September 30, 2013.  This News Release is furnished as Exhibit 99 and is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On October 24, 2013, the Boards of Directors of Summit, and its wholly-owned subsidiary, Summit Community Bank, Inc. (the “Bank”) appointed H. Charles Maddy, III, to serve as the Chief Executive Officer of the Bank.  Mr. Maddy, age 50, has served as a member of the Board of Directors of the Company and the Bank since 1993.  Mr. Maddy has served as Chairman of the Board of Directors of the Bank since September, 2010, and Co-Chairman from 2007 to September, 2010.  Mr. Maddy is currently the President and Chief Executive Officer of the Company, and has served in this capacity since 1994.

Mr. Maddy is not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no agreement or understanding pursuant to which Mr. Maddy was appointed an executive officer.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

99           News Release issued on October 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SUMMIT FINANCIAL GROUP, INC.

                                                     Date:  October 30, 2013                                                                                                         By:   /s/ Julie R. Cook
                                         Julie R. Cook
                                         Vice President and
                                         Chief Accounting Officer